                                                                    Exhibit 21.1

                                  SUBSIDIARIES

                                                          State of Incorporation
Name                                                           or Formation
----                                                      ----------------------
Kohl's Department Stores, Inc............................      Delaware

Kohl's Investment Corporation............................      Delaware

Kohl's Illinois, Inc.*...................................      Nevada

Kohl's Pennsylvania, Inc.*...............................      Pennsylvania

Kohl's New York D.C., Inc................................      Nevada

Kohl's Texas, L.L.C.*....................................      Delaware

Kohl's Texas Limited Partner, L.L.C.*....................      Delaware

Kohl's Texas, L.P.*......................................      Texas

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*These subsidiaries are direct or indirect subsidiaries of Kohl's Department
   Stores, Inc.